EXHIBIT 99

MERITAGE HOSPITALITY GROUP INC.
3210 Eagle Run Drive, N.E., Suite 100
Grand Rapids, Michigan 49525
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Telephone: (616) 776-2600
Facsimile: (616) 776-2776

www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
James R. Saalfeld
Vice President & Chief Administrative Officer
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE PROCEEDING WITH DEREGISTERING TRANSACTION;
SETS DATE FOR A SPECIAL MEETING OF SHAREHOLDERS

GRAND RAPIDS, Michigan, December 20, 2006. Meritage Hospitality Group Inc. (AMEX: MHG), today announced plans to withdraw from listing its common shares on the American Stock Exchange (AMEX) and to terminate registration of its common shares with the U.S. Securities and Exchange Commission (SEC). The Company is taking these steps as part of a going-private transaction intended to avoid public company costs including Sarbanes-Oxley Act costs that the Company believes disproportionately affect smaller publicly traded companies. In light of this delisting and deregistration process, the Company will no longer file current and periodic reports with the SEC, although the Company will continue to communicate with its investors as a private company. The Company intends to maintain a market in its common shares by having the shares listed on a quotation service that does not require an issuer to be registered with the SEC such as the Pink Sheets, but currently has no arrangement for listing in place.

If approved by shareholders at a special meeting of shareholders set for 10:00 a.m. on January 23, 2007, the going private transaction would be effected through a 1-for-300 reverse stock split followed by a 300-for-1 forward stock split. Shareholders owning less than one share after the reverse stock split would receive a cash payment of $5.25 per share as calculated on a pre-reverse stock split basis.

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Meritage filed notice with the AMEX today commencing the process of voluntarily withdrawing its common shares from listing. The Company expects that the delisting of its common shares on the AMEX will be effective on or about the date of the Company’s special meeting of shareholders, even if the stock split transactions are not approved by Meritage’s shareholders at the special meeting.

This press release is only a brief description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. Meritage has filed a Proxy Statement and Schedule 13E-3 with the SEC outlining the transaction. Shareholders are advised to read the definitive Proxy Statement and Schedule 13E-3 carefully because these documents contain important information about the special meeting and the proposed transaction, including information about the mechanics of the proposed transaction, persons soliciting proxies, and their interests in the transaction. Shareholders may obtain a free copy of the Proxy Statement and Schedule 13E-3 at the SEC's web site at http://www.sec.gov or in the Investor Information section of Meritage’s website at http://www.meritagehospitality.com. Meritage is also mailing a copy of the definitive Proxy Statement to its shareholders entitled to vote at the special meeting. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders in favor of the proposed transaction. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the proposed transaction by reading the Proxy Statement.

Meritage is one of the nation’s premier franchise operators, currently operating 53 restaurants in two brands; Wendy’s in the QSR Segment and O’Charley’s in the Casual Dining Segment. Headquartered in Grand Rapids, Michigan, Meritage has approximately 2,000 employees.

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SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; the relationship between Meritage and its franchisors; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s will subject Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

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